SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported): October 20, 2010

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                      0-10248                     11-2464137
---------------             ----------------             -------------------
(State or other             (Commission File              (I.R.S. Employer
jurisdiction of                  Number)                 Identification No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
               ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting  material  pursuant  to Rule  14a-12 under  the Exchange Act
     (17 CFR 240.14a-12)

[  ] Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under
     the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2010, the Company received a notice of non-compliance from The NASDAQ Stock Market LLC based upon the Company's non-compliance with the minimum stockholders' equity requirement of $2.5 million for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Marketplace Listing Rule 5550(b)(1)(the "Rule")(the "Stockholders' Equity Requirement"). The deficiency was noted after the Company filed its Form 10-K on October 13, 2010, for the Fiscal year ended June 30, 2010. In addition, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

Under the Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted the NASDAQ Panel will grant an extension of up to 180 calendar days from the date of the letter (October 14, 2010) to evidence compliance. While the Company is hopeful that the Panel will grant its request for continued listing on NASDAQ, there can be no assurance that the Panel will do so.




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman


Dated:   October 20, 2010